PORTFOLIOSERIES
NAME
PORTFOLIOSERIES
NUMBER

REGISTRANT'S NAME
Sub-Item 77Q1
AMENDMENT 20
TO THE BYLAWS
OF
FEDERATED STOCK AND BOND FUND INC
Effective January 1 2006
Strike Section 1 GENERAL
PROVISIONS and Section 2
ELECTION TERM OF OFFICE
AND QUALIFICATIONS
from Article IV  OFFICERS
in its entirety and replace
with the following

	Section 1  GENERAL
PROVISIONS  The Officers of
the Corporation shall be a
President one or more
Executive Vice Presidents
one or more Senior Vice
Presidents one or more Vice
Presidents a Treasurer and
a Secretary
The Board of Directors in
its discretion may elect or
appoint one or more Vice
Chairmen of the Board of Directors and
other Officers or agents
including one or more
Assistant Vice Presidents
one or more Assistant
Secretaries and one or
more Assistant Treasurers
An Executive Vice President
Senior Vice President or
Vice President the Secretary or the
Treasurer may appoint an
Assistant Vice President
an Assistant Secretary or
an Assistant Treasurer
respectively to serve
until the next election of
 Officers  Two or more
offices may be held by a
single person except the
offices of President
Executive Vice President
Senior Vice President or
Vice President may not
be held by the same person
concurrently  It
shall not be necessary for
any Director or any Officer
to be a holder of shares in
any Series or Class of the
Corporation
Any Officer or other such
person as the Board may
appoint may preside at
meetings of the Shareholders

	Section 2  ELECTION
TERM OF OFFICE AND QUALIFICATIONS
  The Officers shall be elected
annually
by the Board of Directors at
 its Annual Meeting  Each Officer
shall hold office for one year
and until the election and
qualification of his successor
or until earlier resignation or
removal

Strike Section 6 CHAIRMAN OF
THE BOARD Section 7 VICE CHAIRMAN
OF THE BOARD OF DIRECTORS
and Section 8 PRESIDENT and
Section 9 VICE PRESIDENT from
Article IV - OFFICERS in their
entirety and
replace with the following

	Section 6  CHAIRMAN OF
 THE BOARD  The Board may elect
 from among its members a Chairman of the Board The Chairman shall at all times be a Director who meets all applicable regulatory and other
relevant requirements
for serving in such capacity
 The Chairman shall not be an
Officer of the Corporation but
 shall preside over meetings of
the Board and shall have such
other responsibilities in furthering
 the Board functions as may be
assigned from time to
time by the Board of Directors
or prescribed by these By-Laws
 It shall be understood that
the election of any Director as
Chairman shall not impose on
that person any duty obligation
 or liability that is greater
than the duties obligations and
liabilities imposed on that
person as a Director in the
absence of such election and
no Director who is so elected
shall be
held to a higher standard of
care by virtue thereof  In addition
election as Chairman shall not affect
in any way that
Director's rights or entitlement
 to indemnification under the ByLaws
or otherwise by the Corporation  The
Chairman
shall be elected by the Board annually
 to hold office until his successor shall have been duly elected and shall have qualified or until his death or until
 he shall have resigned or have been
removed as herein provided in these
ByLaws
Each Director including the Chairman
shall have one vote

Resignation  The Chairman may
resign at any time by giving
written notice of resignation
to the Board  Any such
resignation shall take effect
at the time specified in such
notice or if the time when it
shall become effective shall not be
specified therein immediately
upon its receipt and unless
otherwise specified therein the
acceptance of such resignation
shall not be necessary to make
it effective

Removal  The Chairman may be
removed by majority vote of the
Board with or without cause at any time

Vacancy  Any vacancy in the office
of Chairman arising from any cause
whatsoever may be filled for the
unexpired
portion of the term of the office
which shall be vacant by the vote of
the Board

Absence  If for any reason the
Chairman is absent from a meeting
of the board the Board may select
from among its
members who are present at such
meeting a Director to preside over
such meeting

	Section 7  VICE CHAIRMAN OF
THE BOARD OF DIRECTORS Any Vice Chairman shall perform such duties as may be assigned to him from time to time by the Board of Directors of the Corporation The Vice Chairman need not be a Director

	Section 8  PRESIDENT
The President of the Corporation
shall be the principal executive
 officer of the
Corporation  Unless other
provisions are made therefor
by the Board or Executive Committee
 the President without
limitation shall employ and define
the duties of all employees of the
Corporation shall have the power to
discharge any
such employees shall exercise general
supervision over the affairs of the
Corporation and shall have the power
 to sign in
the name of and on behalf of the
Corporation powers of attorney
proxies waivers of notice of
 meeting consents and
other instruments relating to
securities or other property
owned by the Corporation and may
 in the name of and on behalf
of the Corporation take all such
action as the President may deem
advisable in entering into agreements
to purchase
securities and other property in
the ordinary course of business
and to sign representation letters
in the course of buying
securities or other property and
shall perform such other duties as
may be assigned to him from time to
time by the Board
of Directors
	Section 9  VICE PRESIDENT
The Executive Vice President Senior
Vice President or Vice President if
 any in
order of their rank as fixed by the
 Board or if not ranked a Vice President
designated by the Board in the absence of
 the
President shall perform all duties and may
 exercise any of the powers of the
President subject to the control of
the Board
Each Executive Vice President Senior
Vice President and Vice President shall
have the power without limitation to sign in the name of and on behalf of the Corporation powers of attorney proxies waivers of
 notice of
meeting consents and
other instruments relating to securities
 or other property owned by the Corporation and may in the name of and on behalf of the Corporation take all such action as the Executive Vice President Senior Vice
 President or Vice President may
deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business and to sign representation letters in the course of buying securities or other property and shall perform such other duties as may be assigned to him from time to time by the Board of Directors the Executive
Committee or the President